Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACCELERIZE NEW MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3858769 (I.R.S. Employer Identification No.)

12121 WILSHIRE BLVD.
SUITE 322
LOS ANGELES, CALIFORNIA 90025
(310) 903 4001
(Address of Principal Executive Offices)

ACCELERIZE NEW MEDIA, INC. STOCK OPTION PLAN
(Full title of the plan)

MR. BRIAN ROSS ACCELERIZE NEW MEDIA, INC. 12121 WILSHIRE BLVD. SUITE 322 LOS ANGELES, CALIFORNIA 90025 (310) 903 4001
(Name, Address and Telephone Number of Agent For Service)

COPIES TO:

J. TRUMAN BIDWELL, JR.
SULLIVAN & WORCESTER LLP
1290 AVENUE OF THE AMERICAS
NEW YORK, NY 10104
Telephone: (212) 660-3032
Telecopier: (212) 660-3031

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value per share	7,212,500 (2)	$0.15(3)	$1,081,875 (3)	$33.22
Common Stock, $.001 par value per share	70,000 (2)	$0.35(4)	$24,500 (4)	$0.76
Common Stock, $.001 par value per share	2,717,500	$0.35(5)	$951,125 (5)	$29.20
Total	10,000,000	--	$2,057,500	$63.18

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents shares reserved for issuance upon the exercise of stock options that were granted under the Accelerize New Media, Inc. Stock Option Plan.

(3)
Such shares are issuable upon exercise of outstanding options with a fixed exercise price of $0.15 per share. Pursuant to Rule 457(h) under the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(4)
Such shares are issuable upon exercise of outstanding options with a fixed exercise price of $0.35 per share. Pursuant to Rule 457(h) under the Securities Act, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(5)
With respect to the 2,717,500 shares remaining available for issuance under the Accelerize New Media, Inc. Stock Option Plan, pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share, the aggregate offering price and the fee have been computed upon the basis of the book value of the common shares as of September 30, 2007.

EXPLANATORY NOTE

This Registration Statement contains two parts. The first part contains a “Reoffer Prospectus” prepared in accordance with the requirements of General Instruction C to Form S-8 and Part I of Form S-3. The Reoffer Prospectus permits the resale of up to 3,230,000 shares referred to above that constitute “restricted securities” or “control securities,” within the meaning of Form S-8, by certain of the Company’s stockholders, as more fully set forth therein. The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8.

Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission, or the Commission. Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

We will provide, without charge, to each person to whom a copy of the Section 10(a) prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a)) and a copy of any other document required to be delivered to employees pursuant to Rule 428(b). If you would like a copy of any of this information, please submit your request to Accelerize New Media, Inc., 12121 Wilshire Blvd., Suite 322, Los Angeles, CA 90025, Attn: Mr. Brian Ross.

REOFFER PROSPECTUS

ACCELERIZE NEW MEDIA, INC.

UP TO 3,230,000 SHARES OF COMMON STOCK

This prospectus relates to the sale of up to 3,230,000 shares of common stock $.001 par value per share of Accelerize New Media, Inc. that will be issued by us to the individuals named in this prospectus under the heading “SELLING STOCKHOLDERS” upon the exercise of options granted to such selling stockholders under the Accelerize New Media, Inc. Stock Option Plan, or the Stock Option Plan.  The selling stockholders may sell the 3,230,000 shares of common stock offered under this prospectus in the open market at prevailing market prices or in private transactions at negotiated prices.  They may sell the shares directly or indirectly through underwriters, brokers or dealers.  The selling stockholders and any underwriters, brokers or dealers who may participate in a sale of the shares may be deemed to be statutory underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the commissions paid or discounts or concessions allowed to any such underwriter, broker or dealer by any person may be deemed to be underwriting discounts or commissions under the Securities Act.  All discounts, commissions or fees incurred in connection with the sale of the shares, except the expenses of registering the shares and preparing and filing this prospectus with the Securities and Exchange Commission, or the SEC, will be paid by the selling stockholders or by the purchasers of the shares.  We will pay the expenses of registering the shares and preparing and filing this prospectus with the SEC.  For additional information on the methods of sale, you should refer to the section entitled “PLAN OF DISTRIBUTION.”  We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

The shares of common stock are being offered for sale by the selling stockholders at an initial price of $0.15 per share. There are no minimum purchase requirements. Our common stock is not yet publicly traded. We have filed an application on Form 211 for the public trading of our common stock on the Over-The-Counter Bulletin Board or OTC.BB, and we expect that trading in our stock on the OTC.BB will commence shortly after the application is approved. Once our common stock is traded on the OTC.BB, the selling shareholders may sell the shares at fixed or negotiated prices, which may fluctuate based on the demand for the shares.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 5 of this prospectus to read about the risks of investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 18, 2007.

ACCELERIZE NEW MEDIA, INC.

We offer a comprehensive online media solution for clients to reach their target audience on the internet. We provide lead generation and customer acquisition solutions via our network of financial, news and social networking portals, and also through real simple syndication, or RSS feeds, blogs, targeted e-mail, banners, search engine optimization, purchase of key words and sale of map software.  We also provide debt settlement referrals. We also intend to provide our content to other companies in a variety of formats including re-branded portals, investor relations pages, and RSS feeds.

We primarily make money from the following three lines of business: (i) online advertising - this is our most important line of business. We charge vendors to place advertisements that are accessed through our content network. When users take specified actions as a result of clicking through these ads, we receive a fee. We also receive a fee on a cost-per-mille, or CPM basis; (ii) debt settlement referrals - we believe that this line of business will become an important source of revenue for us. We receive a fee for providing sales and marketing support in connection with debt settlement solutions offered by debt settlement agencies to consumers in the United States; and (iii) sales of map software through our website www.Accelerize.com. The revenue we generate from this line of business and its importance to our overall operation is minimal.

Accelerize New Media, Inc. owns and operates a large network of consumer-based portals, microsites and landing pages with an extensive portfolio of domains to drive high-end, highly relevant leads to our advertisers. Our web properties are the primary source for our lead generation and social networking traffic. The websites are designed to connect and/or “point” to each other with the goal of keeping the user within our network. The longer the user stays within the network, the more valuable that user becomes to potential advertisers. Some of our most important portals and blogs are: www.secfilings.com, www.executivedisclosure.com, www.secinvestor.com, and www.executiveinvestigator.com.

Except the contents of www.secinvestor.com, and www.executiveinvestigator.com, which are based on publicly available information but are authored by our employees, all of the content in our networks is obtained from publicly available information that we gather, or provided to us by contractual partners.

We were incorporated on November 22, 2005 under the laws of the State of Delaware. Prior to our incorporation we operated as a sole proprietorship owned by one of the members of our current management team, which was doing business as Accelerize New Media, and sold two products, EDGAR Index and MapGui.

Our principal executive offices are located at: Accelerize New Media, Inc., 12121 Wilshire Blvd., Suite 322, Los Angeles, CA 90025. Our telephone number at this location is (310) 903 4001. Our corporate website is www.accelerizenewmedia.com.  The information which appears on our web site is not part of this prospectus.

When used in this prospectus, the terms “Accelerize”, “the company”, “we”, “our”, and “us” refers to Accelerize New Media, Inc., a Delaware corporation.

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY SELLING STOCKHOLDER.  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THEN THE SHARES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SHARES OF COMMON STOCK OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.  NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. Each of the following risks could materially adversely affect our business, financial condition and results of operations, which could cause the price of our shares to decline significantly and you may lose all or a part of your investment. Prospective investors should fully understand and evaluate these risks before making an investment decision. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See “Forward-Looking Statements.”

We have a limited operating history and, therefore, predicting our future performance is difficult.

We were incorporated in November 2005. Our limited operating history makes it difficult to evaluate our business and prospects. We have encountered, and expect to continue to encounter, many of the difficulties and uncertainties often faced by early stage companies. You should consider our business and prospects in light of the risks, uncertainties and difficulties frequently encountered by early stage companies, including limited capital, delays in product development, marketing and sales obstacles and delays, inability to gain customer acceptance of our products and services, inability to attract and retain high-quality and talented executives and other personnel and significant competition. We cannot be certain that we will successfully address these risks. If we are unable to address these risks, our business may not grow, our stock price may suffer and/or we may be unable to stay in business.

We have a history of losses, and we expect to continue to operate at a loss and to have negative cash flow from operations for the foreseeable future.

We have a history of continuing losses and negative cash flow from operations. At June 30, 2007, we had cumulative net losses of approximately $616,000. Our operations have been financed primarily through proceeds from the issuance of equity and borrowings under promissory notes. On June 30, 2007, we had approximately $287,000 in cash. We expect that our expenses will increase substantially as we continue to develop and market our products and services. In addition, we expect that as a public company our general and administrative expenses will increase significantly. As a result, we expect to continue to incur losses for the foreseeable future.

Because we expect to continue to incur net losses, we may not be able to implement our business strategy and the price of our stock may decline.

While we are hopeful of becoming profitable by the end of 2008, there is no assurance that this objective can be attained. Accordingly, our ability to operate our business and implement our business strategy may be hampered by negative cash flows in the future, and the value of our stock may decline as a result. Our capital requirements may vary materially from those currently planned if, for example, we incur unforeseen capital expenditures, unforeseen operating expenses or make investments to maintain our competitive position. If this is the case, we may have to delay or abandon some or all of our development plans or otherwise forego market opportunities. We will need to generate significant additional revenues to be profitable in the future and we may not generate sufficient revenues to be profitable on either a quarterly or annual basis in the future.

Our quarterly financial results will fluctuate, making it difficult to forecast our results of operation.

We expect our revenues and operating results may vary significantly from quarter to quarter due to a number of factors, many of which are beyond our control, including:

•	Variability in demand and usage for our products and services;

•	Market acceptance of new and existing services offered by us, our competitors and potential competitors; and

•	Governmental regulations affecting the use of the Internet, including regulations concerning intellectual property rights and security features.

Our limited operating history and unproven business model further contribute to the difficulty of making meaningful quarterly comparisons. Our current and future levels of expenditures are based primarily on our growth plans and estimates of expected future revenues. If our operating results fall below the expectation of investors, our stock price will likely decline significantly.

We face intense competition from other providers of business and financial information.

We compete with many providers of business and financial information, including other Internet companies, for consumers' and advertisers' attention and spending. Our primary competitors are Edgar Online, Inc. and The Street.com, Inc., both of which provide services similar to ours and each of which has a well-established market presence. These and other competitors have substantially greater capital, longer operating histories, greater brand recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. These competitors may also engage in more extensive development of their technologies, adopt more comprehensive marketing and advertising campaigns than we can. Our competitors may develop products and service offerings that we do not offer or that are more sophisticated or more cost effective than our own. For these and other reasons, our competitors' products and services may achieve greater acceptance in the marketplace than our own, limiting our ability to gain market share and customer loyalty and to generate sufficient revenues to achieve a profitable level of operations. Our failure to adequately address any of the above factors could harm our business and operating results.

In addition, as the barriers to entry in our market segment are not substantial, an unlimited number of new competitors could emerge, thereby making our goal of establishing a market presence even more difficult. Because our management expects competition in our market segment to continue to intensify, there can be no assurances we will ever establish a competitive position in our market segment.

We may not be successful in increasing our brand awareness.

Our future success will depend, in part, on our ability to increase brand awareness of our websites. In order to build brand awareness, we must succeed in our marketing efforts, provide high quality services and increase traffic to our websites. There is no assurance that we will be able to achieve these goals.

We may not be successful in improving our existing products or in developing new products.

We have not yet completed development and testing of certain proposed new products and proposed enhancements to our systems, some of which are still in the planning stage or in relatively early stages of development. Our success will depend in part upon our ability to timely introduce new products into the marketplace. We must commit considerable time, effort and resources to complete development of our proposed products, service tools and product enhancements. Our product development efforts are subject to all of the risks inherent in the development of new products and technology, including unanticipated delays, expenses and difficulties, as well as the possible insufficiency of funding to complete development.

Our product development efforts may not be successfully completed. In addition, proposed products may not satisfactorily perform the functions for which they are designed, they may not meet applicable price or performance objectives and unanticipated technical or other problems may occur which result in increased costs or material delays in development. Despite testing by Accelerize and potential end users, problems may be found in new products, tools and services after the commencement of commercial delivery, resulting in loss of, or delay in, market acceptance and other potential damages.

We may not be successful in developing new and enhanced services and features for our websites.

Our market is characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions and changing customer demands. To be successful, we must adapt to the rapidly changing market by continually enhancing our existing services and adding new services to address customers' changing demands. We could incur substantial costs if we need to modify our services or infrastructure to adapt to these changes. Our business could be adversely affected if we were to incur significant costs without generating related revenues or if we cannot adapt rapidly to these changes. Our business could also be adversely affected if we experience difficulties in introducing new or enhanced services or if these services are not favorably received by users. We may experience technical or other difficulties that could delay or prevent us from introducing new or enhanced services.

Our operations depend on third parties and our systems are susceptible to delays, failures and errors, which could adversely impact our operations and financial results.

Our operations depend on receipt of timely feeds from our content providers, and any failure or delay in the transmission or receipt of such feeds could disrupt our operations. We also depend on Web browsers, ISPs and online service providers to provide access over the Internet to our product and service offerings. Many of these providers have experienced significant outages or interruptions in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems. These types of interruptions could continue or increase in the future.

Our digital distribution activities are managed by sophisticated software and computer systems. We must continually develop and update these systems over time as our business and business needs grow and change, and these systems may not adequately reflect the current needs of our business. We may encounter delays in developing these systems, and the systems may contain undetected errors that could cause system failures. Any system error or failure that causes interruption in availability of products or content or an increase in response time could result in a loss of potential or existing business services customers, users, advertisers or content providers. If we suffer sustained or repeated interruptions, our products, services and Web sites could be less attractive to such entities or individuals and our business could be harmed.

Our servers are hosted in San Antonio, Texas.  Rackspace Managed Hosting, of Dallas Texas, handles the failover process we have put in place. We intend to notify Rackspace immediately of any outage and upon such notice they are supposed to immediately implement our failover strategy. We may not have adequate business interruption insurance to compensate us for losses that may occur from a system outage. Despite our efforts, our network infrastructure and systems could be subject to service interruptions or damage and any resulting interruption of services could harm our business, operating results and reputation.

Our future performance and success depend on our ability to retain our key personnel.

Our future performance and success is heavily dependent upon the continued active participation of our current senior management team, including, our President and Chief Executive Officer, Brian Ross, and our Chief Technology Officer, Chris Meredith, our General Counsel Damon Stein and our Chief Marketing Officer Dan Goldberg. The loss of any of their services could have a material adverse effect on our business development and our ability to execute our growth strategy, resulting in loss of sales and a slower rate of growth. We do not maintain any "key person" life insurance for any of our employees. We have written employment agreements with all of our executive employees.

We may be subject to infringement claims on proprietary rights of third parties for software and other content that we distribute or make available to our customers.

We may be liable or alleged to be liable to third parties for software and other content that we distribute or make available to our customers:

•	If the content or the performance of our services violates third party copyright, trademark, or other intellectual property rights; or

•	If our customers violate the intellectual property rights of others by providing content through our services.

Any alleged liability could harm our business by damaging our reputation, requiring us to incur legal expenses in defense, exposing us to awards of damages and costs including treble damages for willful infringement and diverting management's attention which could have an adverse effect on our business, results of operations and financial condition.

We cannot assure you that third parties will not claim infringement by us with respect to past, current, or future technologies. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in our industry segment grows. In addition, these risks are difficult to quantify in light of the continuously evolving nature of laws and regulations governing the Internet. Any claim relating to proprietary rights, whether meritorious or not, could be time-consuming, result in costly litigation, cause service upgrade delays or require us to enter into royalty or licensing agreements, and we can not assure you that we will have adequate insurance coverage or that royalty or licensing agreements will be available on terms acceptable to us or at all. Further, we plan to offer our services and applications to customers worldwide including customers in foreign countries that may offer less protection for our intellectual property than the United States. Our failure to protect against misappropriation of our intellectual property, or claims that we are infringing the intellectual property of third parties could have a negative effect on our business, revenues, financial condition and results of operations.

Dilutive securities may adversely impact our stock price.

As of September 30, 2007, the following securities issuable, convertible or exercisable into shares of our common stock were outstanding:

•	5,400,000 shares of common stock issuable upon the possible conversion of outstanding 10% Series A Convertible Preferred Stock dated August 2006 and October 2006;

•	11,887,500 shares of common stock issuable upon the possible conversion of outstanding 8% Series B Convertible Preferred Stock dated June 2007;

•	Payment in kind dividends, which may be issuable in the future;

•	warrants to purchase up to a total of 6,849,375 shares of our common stock at a price ranging from $0.15 to $0.35 per share; and

•	up to 10,000,000 shares of common stock issuable under our stock option plan.

These securities represent approximately 62% of our common stock on a fully diluted as converted basis. The exercise of these warrants and the conversion of the stock, both of which have fixed prices, may materially adversely affect the market price of our common stock and will have a dilutive effect on our existing stockholders.

Acquisitions of businesses and our failure to successfully integrate these businesses can disrupt our business, dilute your holdings in us and harm our financial condition and operating results.

We intend to pursue future strategic acquisitions of complementary companies, products or technologies using our available cash and stock. Such acquisitions could disrupt our business. In addition, your holdings in our company would be diluted if we issue equity securities in connection with any acquisition as we did with our acquisition in January 2007 of The Debt Reduction Group, or TDRG, when we issued approximately 18% of our outstanding shares of common stock. Acquisitions involve numerous other risks, including:

•	problems combining the acquired operations, technologies or products;

•	unanticipated costs or liabilities;

•	diversion of management’s attention;

•	adverse effects on existing business relationships with suppliers and customers;

•	risks associated with entering markets in which we have no or limited prior experience; and

•	potential loss of key employees, particularly those of the acquired organizations.

Further, products that we acquire from third parties often require significant expenditures of time and resources to upgrade and integrate with our existing product suite. Specifically, if we fail to integrate TDRG’s or any future acquired company’s applications into our product offering in a timely manner, we may be unable to fully realize the expected benefits of the acquisition. We may not be able to successfully integrate any business, technologies or personnel that we have acquired or that we might acquire in the future, and this could harm our financial condition and operating results.

 We may be exposed to potential risks relating to our internal control over financial reporting and our ability to have those controls attested to by our independent registered public accounting firm.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company's internal control over financial reporting in their annual reports, including Form 10-KSB. In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal control over financial reporting as well as the operating effectiveness of the company's internal controls. We were not yet subject to these requirements. We have not yet begun evaluating our internal control systems in order to allow our management to report on, and our independent registered public accounting firm attest to, our internal controls as a required part of our Annual Report on Form 10-KSB beginning with our report for the fiscal year ending December 31, 2007 in the case of management’s report and for our fiscal year ending December 31, 2008 in the case of our accounting firm’s attestation.

While we expect to expend significant resources over the next few months in developing the necessary documentation and testing procedures required by Section 404 of Sarbanes-Oxley Act of 2002, there is a risk that we will not be able to comply with all of the requirements imposed by this rule. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive an unqualified attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with their audit of our financial statements, and in the further event that they are unable to devise alternative procedures in order to satisfy themselves as to the material accuracy of our financial statements and related disclosures, it is possible that we would receive a qualified or an adverse audit opinion on those financial statements which could also adversely affect the market price of our common stock and our ability to secure additional financing as needed.

We have not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the New York Stock Exchange or The Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors. We intend to expand our board membership to include additional independent directors and we may then seek to establish an audit and other committees of our board of directors. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Government regulation could adversely affect our business prospects.

We do not know with certainty how existing laws governing issues such as property ownership, copyright and other intellectual property issues, taxation, illegal or obscene content, retransmission of media, personal privacy and data protection will apply to the Internet or to the distribution of multimedia and other proprietary content over the Internet. Most of these laws were adopted before the advent of the Internet and related technologies and therefore do not address the unique issues associated with the Internet and related technologies. Depending on how these laws developed and are interpreted by the judicial system, they could have the effect of:

•	Limiting the growth of the Internet;

•	Creating uncertainty in the marketplace that could reduce demand for our products and services;

•	Increasing our cost of doing business;

•	Exposing us to significant liabilities associated with content distributed or accessed through our products or services; or

•	Leading to increased product and applications development costs, or otherwise harm our business.

Because of this rapidly evolving and uncertain regulatory environment, both domestically and internationally, we cannot predict how existing or proposed laws and regulations might affect our business.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus or the documents incorporated herein by reference contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate” or similar expressions, we are making forward-looking statements. These forward-looking statements are based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements.  These factors include, but are not limited to, our ability to implement our strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors.  Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in “Risk Factors.”  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.  These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

USE OF PROCEEDS

The shares which may be sold under this Prospectus will be sold for the respective accounts of each of the selling stockholders. Accordingly, we will not realize any proceeds from the sale of the shares. We will pay for all expenses of the registration of the shares. See "Selling Stockholders" and "Plan of Distribution."

SELLING STOCKHOLDERS

The table below sets forth the common stock ownership of the selling stockholders as of September 30, 2007, including the number of shares of common stock issuable upon the exercise of options held by such selling stockholders.  Because the selling stockholders may offer from time to time all or some of their shares under this prospectus, no assurances can be given as to the actual number of shares that will be sold by any selling stockholder or that will be held by the selling stockholders after completion of the sales.   To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.  Unless otherwise indicated, the address for each selling stockholder is c/o Accelerize New Media, Inc., 12121 Wilshire Blvd., Suite 322, Los Angeles, CA 90025.

	Shares Beneficially Owned Prior to the Offering (1)		Shares Beneficially Owned After the Offering (3)
Name	Number	Total Shares Offered (2)	Number	Percent (4)
Brian Ross (5)	8,100,000 (5)	2,000,000	6,100,000	29.0%
Chris Meredith (6)	3,250,000 (6)	200,000	3,050,000	14.3%
Daniel Minton (7)	825,000 (7)	225,000	600,000	2.8%
Damon Stein (8)	1,275,000 (8)	400,000	875,000	4.1%
Dan Goldberg (9)	1,275,000 (9)	400,000	875,000	4.1%
Veronique Pineau (10)	5,000 (10)	5,000	0	0
TOTAL		3,230,000

(1)
Includes all shares of common stock which the selling stockholders have the right to acquire upon the exercise of options granted under our Stock Option Plan, whether or not such right has yet to become exercisable or will become exercisable as noted below.

(2)
Consists of shares of common stock which the selling stockholders have the right to acquire upon the exercise of options granted under our Stock Option Plan, whether or not such right has yet to become exercisable or will become exercisable as noted below.

(3)
Includes all shares of common stock which the selling stockholders has or have the right to acquire upon the exercise of options granted under our Stock Option Plan, whether or not such right has yet to become exercisable or will become exercisable as noted below.  Assumes that all securities offered will be sold and that all shares of common stock underlying options will be issued.  Also assumes that no other shares are acquired or transferred by the selling stockholders.

(4)
Applicable percentage ownership is based on 21,290,960 shares of common stock outstanding as of September 30, 2007, together with securities exercisable or convertible into shares of common stock by the particular selling stockholder, whether or not such right has yet to become exercisable or will become exercisable within 60 days of September 30, 2007.  Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them.

(5)
Mr. Ross is our President, Chief Executive Officer, Chief Financial Officer, Secretary, and a Director. Includes 2,000,000 shares of common stock issuable upon exercise of options vesting on a quarterly basis over a period of 24 months (250,000 options every quarter), commencing April 1, 2007.

(6)
Mr. Meredith is our Chief Technology Officer, Assistant Treasurer, Assistant Secretary and a Director.  Includes 200,000 shares of common stock issuable upon exercise of options vesting on a quarterly basisover a period of 24 months (25,000 options every quarter), commencing April 1, 2007.

(7)
Mr. Minton is the Head of our Financial Portal Division. Includes 225,000 shares of common stock issuable upon exercise of options vesting on a quarterly basis over a period of 24 months (28,125 options every quarter), commencing April 1, 2007.

(8)
Mr. Stein is our General Counsel and the Head of our Debt Division. Includes 400,000 shares of common stock issuable upon exercise of options vesting on a quarterly basis over a period of 24 months (50,000 options every quarter), commencing April 1, 2007.

(9)
Mr. Goldberg is our Chief Marketing Officer. Includes 400,000 shares of common stock issuable upon exercise of options vesting on a quarterly basis over a period of 24 months (50,000 options every quarter), commencing April 1, 2007.

(10)
Ms. Pineau is our Controller. Includes 5,000 shares of common stock issuable upon exercise of optionsvesting on a quarterly basis over a period of 24 months commencing July 1, 2008 (1,667 options vest on July 1, 2008 and thereafter 416 options vest each quarter until July 1, 2010.)

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales will initially be made at a price of $0.15 per share and following the commencement of trading on the OTC Bulletin Board, may be made at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part becomes effective;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares in transactions exempt from the registration requirements of the Securities Act, including under Rule 144 there under, as described below, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Upon the company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers.

The company has advised each selling stockholder that it may not use shares registered on the registration statement of which this prospectus is a part to cover short sales of common stock made prior to the date on which the registration statement of which this prospectus is a part shall have become effective. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible for complying with the applicable provisions of the Securities Act and the Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under the registration statement of which this prospectus is a part.

We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders.  The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to underwriters, brokers or dealers in connection with any sale of their shares.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation, as amended from time to time.

Dividend Policy

We have not declared or paid any cash dividends on our common stock since inception and we do not intend to pay any cash dividends in the foreseeable future. We intend to retain any future earnings for use in the operation and expansion of our business. Any future decision to pay dividends on common stock will be at the discretion of our Board of Directors and will be dependent upon our fiscal condition, results of operations, capital requirements and other factors our Board of Directors may deem relevant.

The holders of our 10% Series A Convertible Preferred Stock are entitled to receive a cumulative preferential dividend of 10% per annum on the stated value of the 10% Series A Convertible Preferred Stock owned by them. The dividend is payable at our option in cash or shares of common stock valued at $0.15 per share.  We do not intend to pay any cash dividends in the near future. Dividends are payable on a quarterly basis on each of September 1, December 1, March 1, and June 1, commencing September 1, 2006.

The holders of our 8% Series B Convertible Preferred Stock are entitled to receive a cumulative preferential dividend of 8% per annum on the stated value of the 8% Series B Convertible Preferred Stock owned by them. Their rights are subordinated to the rights of the holders of our 10% Series A Convertible Preferred Stock.  The dividend is payable at our option in cash or shares of common stock valued at $0.35 per share. We do not intend to pay any cash dividends in the near future. Dividends are payable on a quarterly basis on each of September 1, December 1, March 1, and June 1, commencing December 1, 2007.

Capital Structure

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $.001 per share. As of September 30, 2007 we had 21,290,960 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Preferred Stock

We are authorized to issue 2,000,000 shares of preferred stock, $.001 par value.  As of September 30, 2007,  we had 54,000 shares of 10% Series A Convertible Preferred Stock and 118,875 shares of 8% Series B Convertible Preferred Stock issued and outstanding. In addition, our Board of Directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board of Directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our Board of Directors can fix limitations and restrictions upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding. The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and issuance of preferred stock may delay, defer or prevent a change in our control.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Worcester LLP, 1290 Avenue of the Americas, New York, NY 10104. Members and employees of this firm own an aggregate of 156,246 shares of our common stock, 1,333 shares of our 10% Series A Convertible Preferred Stock, and warrants to purchase 20,000 shares of our common stock.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The documents we are incorporating by reference as of their respective dates of filing are:

•	The Company’s prospectus dated May 9, 2007;

•	The Company’s Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2007;

•	The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the SEC on May 9, 2007; and

•	The Company’s Current Report on Form 8-K filed with the SEC on September 7, 2007.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation and By-laws provide that the Company is authorized to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law , or the DGCL.

Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the DGCL, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a registration statement on Form S-8 that we filed with the SEC.  Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC.  The Company is subject to the informational requirements of the Exchange Act and, accordingly, files annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy material filed by us at the SEC’s Public Reference Room at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549 and at the SEC’s regional offices in Chicago, Illinois and New York, New York. Copies of these materials can be obtained from the Public Reference Section of the SEC at prescribed rates.  Please call the SEC at 800-SEC-0330 for further information on the Public Reference Section.  You may access our electronic filings on the SEC’s Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers, including the Company, that are filed electronically with the SEC.  After the completion of this registration statement, we intend to file an application to list our common stock on the Over-The-Counter Bulletin Board.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

The information required by Item 1 is included in the documents sent or given to participants in the Accelerize New Media, Inc. Stock Option Plan pursuant to Rule 428(b)(1) of the Securities Act and is not required to be filed with the Securities and Exchange Commission (“SEC”) as part of this registration statement or as an exhibit hereto.

 Item 2.  Registrant Information and Employee Plan Annual Information.

Participants in the Plan may obtain a copy of the Plan or the documents incorporated by reference in Item 3 of Part II below, at no cost, by writing or telephoning to Mr. Brian Ross, the Company’s President and Chief Executive Officer at: Accelerize New Media, Inc., 12121 Wilshire Blvd., Suite 322, Los Angeles, CA 90025, Telephone: (310) 903 4001.

The documents specified in Item 1 of Part I of this registration statement and the documents incorporated by reference in Item 3 of Part II of this registration statement, taken together, constitute a prospectus pursuant to Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Company with the SEC are incorporated by reference in and made a part of this registration statement, as of their respective dates:

•	The Company’s prospectus dated May 9, 2007;

•	The Company’s Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2007;

•	The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the SEC on May 9, 2007;

•	The Company’s Current Report on Form 8-K filed with the SEC on September 7, 2007.

All documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Company’s Certificate of Incorporation and By-laws provide that the Company is authorized to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”).

Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Company’s Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the DGCL, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Whitefish Montana, on the 17th day of October, 2007.

ACCELERIZE NEW MEDIA, INC.

By:	/s/ Brian Ross
Name: Brian Ross Title: President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.  We, the undersigned officers and directors of the Company, hereby severally constitute and appoint Brian Ross, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, whether pre-effective or post-effective, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Signature	Title	Date

/s/ Brian Ross Brian Ross	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director (principal executive, financial and accounting officer)	October 17, 2007

/s/ Chris Meredith Chris Meredith	Director	October 17, 2007

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1
Certificate of Incorporation dated November 22, 2005, as amended by Certificate of Designation dated August 8, 2006 (incorporated by reference to the Company’s Registration Statement on Form SB-2 (file no. 333-139586)  filed on December 22, 2006.)

4.2	Form of Common Stock Certificate (incorporated by reference to the Company’s Registration Statement on Form SB-2 (file no. 333-139586) filed on December 22, 2006.)

4.3	Certificate of Designation of 8% Series B Convertible Preferred Stock (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 10-QSB for the quarter ended June 30, 2007.)

4.4	By-laws of the Company (incorporated by reference to the Company’s Registration Statement on Form SB-2 (file no. 333-139586) filed on December 22, 2006.)

5.1	Opinion of Sullivan & Worcester LLP.*

23.1	Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5.1.)

23.2	Consent of Sherb & Co., LLP.*

24.1	Powers of Attorney (included in the signature page to this registration statement.)

99.1	Accelerize New Media, Inc. Stock Option Plan (incorporated by reference to the Company’s Registration Statement on Form SB-2 (file no. 333-139586) filed on December 22, 2006.)
________________
* filed herewith